Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2024 relating to the financial statements of Cross Country Healthcare, Inc. and the effectiveness of Cross Country Healthcare, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Cross Country Healthcare, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boca Raton, FL

May 22, 2024